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EXHIBIT 5.1

February 25, 2002

America First Mortgage Investments, Inc.
399 Park Avenue
36th Floor
New York, NY 10022

        Re: Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan

Ladies and Gentlemen:

        We have acted as counsel for America First Mortgage Investments, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of up to 3,000,000 shares of common stock of the Company (the "Shares") to be sold by the Company pursuant to its Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        In the course of such representation, we have examined the terms of the Plan, as described in the Registration Statement, as well as such corporate records, certificates of public officials and other documents we deemed relevant and appropriate.

        Based on the foregoing, we are of the opinion that, when sold in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

        We render this opinion as members of the Bar of the State of Nebraska and express no opinion as to any law other than the Corporations and Associations Article of the Annotated Code of Maryland.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, the incorporation thereof by reference into the Registration Statement and to the reference to this firm under the heading "Legal Opinions". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                      Very truly yours,

                      /s/ Kutak Rock LLP

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  EXHIBIT 5.1